FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2006

                              Qlinks America, Inc.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                   90-0138998
                      (I.R.S. Employer Identification No.)

                 112 N. Rubey Drive, Suite 180, Golden, CO 80403
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 328-3290

                                 Not applicable
         (Former name or former address, if changed since last report.)



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Item 5.02 Other Events.

     On July 1, 2006, James O. Mulford joined the Company as President and Chief Executive Officer. Mr. Mulford is a co-founder and has been a director and officer of the Company since its inception in February of 2003 on a consulting basis.

         Mr. Mulford has over 35 years experience in the delivery, management, and leadership of professional services. He was a co-founder of a large systems integrator (SSDS, Inc.) and technology-enabled recruitment solutions company (Knowledge Workers, Inc.) and participated in the successful sale of both companies. He has held executive and operational management positions with the USAF, Verizon, and SSDS. He received a BS in Computer Science from the USAF Academy, and a MS in Information Systems from UCLA.

     On July 1, 2006, Michael R.M. Thornley joined the Company as Senior Vice President Finance and Administration. Mr. Thornley has been acting in this capacity since April 1, 2006 on a monthly consulting basis.

         Mr. Thornley brings over 20 years of experience in accounting, finance, and reporting experience to Qlinks. His background includes public accounting (audit and tax) and 15 years of corporate accounting, finance, and reporting experience. He has held senior management and consulting positions with large, publicly held corporations, including Time Warner Cable, Qwest Communications, JDEdwards, and Dex Media. He also brings extensive skills in operational and international accounting, SEC reporting, Sarbanes-Oxley testing and compliance, and acquisition analysis/due diligence. Mr. Thornley holds an active CPA certificate (State of Colorado) and is a graduate of the University of Northern Colorado with a degree in Business Administration-Accounting.

     On July 1, 2006, Michael J. Flanagan joined the Company as Senior Vice President, Technology Solutions. Mr. Flanagan has been acting in this capacity since March 1, 2003 on a monthly consulting basis.

         Mr. Flanagan has 35 years of work experience, including project management and technical analysis, design, architecture, and implementation experience for large companies and the United States Air Force. He was a co-founder of International Software Corporation and served as Vice President for System Architecture and Development. He has served as a senior consultant for large, complex design and implementation projects. Mr. Flanagan earned his Bachelor of Science degree from the USAF Academy (1971), followed by a Master of Science degree from UCLA (1972). He also earned his MBA (Accounting and Finance) from Regis University in 1982.

     On July 1, 2006, Dennis Barnes joined the Company as Senior Vice President, Marketing & Sales. Mr. Barnes has been acting in this capacity since April 3, 2006 on a monthly consulting basis.

         Mr. Barnes has significant work experience and expertise in business strategy, marketing, and sales. He has served as sales manager for General Electric and, more recently, for Alliance Data Systems, one of the largest back-office transaction processors (credit/debit verification, billing, etc.) in the United States. Mr. Barnes also served as the Western Regional Sales Manager for Ten Square a predecessor in developing, testing, and implementing a business model similar to Qlinks. He holds a Privacy and Compliance Certification for the USA Patriot Act, a Transaction Reporting Certification for the Graham, Leach, Blyey Privacy Act, and a Strategic Value Selling/Sales Leadership Certification. Mr. Barnes received a Bachelor of Arts Degree from California State University and a Master's Degree in Education from the College of Notre Dame.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: July 7, 2006
                                          QLINKS AMERICA, INC.

                                          /s/James O. Mulford
                                          -------------------
                                          James O. Mulford
                                          President and Chief Executive Officer